UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 8, 2008 (April 2, 2008)
CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33774	98-0509431
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

13/F, Shenzhen Special Zone Press Tower, Shennan Road Futian, Shenzhen, China, 518034
(Address of Principal Executive Offices)

(86) 755-8351-0888
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

(1) Acquisition of Guangdong Stonesonic Digital Technique Co., Ltd. ("Stonesonic")

On April 2, 2007, China Security & Surveillance Technology, Inc. (the "Company") entered into an equity transfer agreement (the "Stonesonic Equity Transfer Agreement") with China Safetech Holdings Limited, a British Virgin Islands corporation and a wholly-owned subsidiary of the Company ("Safetech"), and Aiqi Chen, the sole owner of Kit Grant Limited, a Hong Kong corporation ("Kit Grant") pursuant to which Safetech purchased 100% ownership of Kit Grant from Ms. Chen. Kit Grant is a holding company that owns all the outstanding equity of Stonesonic, a corporation incorporated in China. Stonesonic is a leading monitoring equipment solutions provider in China that has a broad array of large flat panel display equipment. The business of Stonesonic will compliment the Company’s existing product suite for its Safe City projects.

Under the Stonesonic Equity Transfer Agreement, the Company will pay a total consideration of RMB 227,037,605 (approximately $32.4 million) in exchange for 100% ownership of Kit Grant, consisting of RMB 125 million (approximately $17.8 million) in cash and RMB 102,037,605 (approximately $14.6 million) in the Company’s shares of common stock. Approximately $10.7 million of the cash price was paid before the execution of the Stonesonic Equity Transfer Agreement. If Stonesonic’s 2007 after tax net income is at least RMB 25,000,000 (approximately $3.6 million), the rest portion of the cash consideration in an amount of approximately $7.1 million will be paid to Ms. Chen. The number of shares issuable in satisfaction of the equity portion of the purchase price is 953,918 (based upon $15.2175/share, the 20-day average closing price of the Company’s stock prior to the signing of the Stonesonic Equity Transfer Agreement) which will be issued within 90 days following the execution of the Stonesonic Equity Transfer Agreement.

The Stonesonic Equity Transfer Agreement contains certain "make good" provisions, under which Ms. Chen pledged to the Company a total of 572,350 shares of the Company’s common stock that she will receive as partial consideration for the acquisition to secure her make good obligation under the Stonesonic Equity Transfer Agreement. The Stonesonic Equity Transfer Agreement established Stonesonic’s minimum after tax net income thresholds of RMB 35 million (approximately $5.0 million) for the fiscal year 2008 and RMB 40 million (approximately $5.7 million) for the fiscal year 2009. In the event that the minimum after tax net income thresholds for the fiscal year 2008 or for the fiscal year 2009 are not achieved, then the Company will be entitled to receive 286,175 shares that Ms. Chen pledged to the Company for each applicable year.

(2) Acquisition of Shenzhen Longhorn Security Technology Co., Ltd. (''Longhorn'').

On April 2, 2007, the Company also entered into an equity transfer agreement (the "Longhorn Equity Transfer Agreement") with Safetech and Ms. Weilan Zhuang, the sole owner of Sincere On Limited, a Hong Kong corporation ("Sincere On") pursuant to which Safetech purchased 100% ownership of Sincere On from Ms. Zhuang. Sincere On is a holding company that owns all the outstanding equity of Longhorn, a corporation incorporated in China. Longhorn specializes in the manufacture and installation of security alarm systems in China. Longhorn’s security alarm systems will compliment the Company’s existing suite of security and surveillance system installations in China, allowing the Company to provide a more comprehensive security solution.

Under the Longhorn Equity Transfer Agreement, the Company will pay a total consideration of RMB 120,557,510 (approximately $17.2 million) in exchange for 100% ownership of Sincere On, consisting of RMB 36 million (approximately $5.1 million) in cash and RMB 84,557,510 (approximately $12.1 million) in the Company’s shares of common stock. The $5.1 million cash price was paid before the execution of the Longhorn Equity Transfer Agreement. The number of shares issuable in satisfaction of the equity portion of the purchase price is 790,502 (based upon $15.2175/share, the 20-day average closing price of the Company’s stock prior to the signing of the Longhorn Equity Transfer Agreement) which must be issued within 90 days following the execution of the Longhorn Equity Transfer Agreement.

The Longhorn Equity Transfer Agreement also contains certain "make good" provisions, under which Ms. Zhuang pledged to the Company a total of 451,716 shares of the Company’s common stock that she will receive as partial consideration for the acquisition to secure her make good obligations under the Longhorn Equity Transfer Agreement. The Longhorn Equity Transfer Agreement established Longhorn’s minimum after tax net income thresholds of RMB 7 million (approximately $1.0 million) for the fiscal year 2007 and RMB 18 million (approximately $2.6 million) for the fiscal year 2008. In the event that the minimum after tax net income thresholds for the fiscal year 2007 or for the fiscal year 2008 are not achieved, then the Company will be entitled to receive 225,858 shares that Ms. Zhuang pledged to the Company for each applicable year.

Item 2.01.     Completion of Acquisition or Disposition of Assets.

On April 2, 2008, the Company and Safetech consummated the acquisition of the 100% ownership of Kit Grant which owns 100% of Stonesonic, pursuant to the terms set forth in the Stonesonic Equity Transfer Agreement as described above.

On April 2, 2008, the Company and Safetech also consummated the acquisition of the 100% ownership of Sincere On which owns 100% of Longhorn, pursuant to the terms set forth in the Longhorn Equity Transfer Agreement as described above.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 3.02.     Unregistered Sales of Equity Securities

The information pertaining to the Company’s shares of common stock in Item 1.01 is incorporated herein by reference in its entirety. The shares of the Company’s common stock issuable to Ms. Chen and Ms. Zhuang or their respective designees under the Stonesonic Equity Transfer Agreement and Longhorn Equity Transfer Agreement have not been registered under the Securities Act of 1933, as amended and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company intends to issue these shares in reliance on the exemption from registration provided by Regulation S. This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Equity Transfer Agreement, dated April 2, 2008, by and among the registrant, China Safetech Holding Limited and Aiqi Chen (English Translation).

10.2	Equity Transfer Agreement, dated April 2, 2008, by and among the registrant, China Safetech Holding Limited and Weilan Zhuang (English Translation).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

Date: April 8, 2008	By:	/s/ Guoshen Tu
Guoshen Tu
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Equity Transfer Agreement, dated April 2, 2008, by and among the registrant, China Safetech Holding Limited and Aiqi Chen (English Translation).

10.2	Equity Transfer Agreement, dated April 2, 2008, by and among the registrant, China Safetech Holding Limited and Weilan Zhuang (English Translation).